EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-63402) of Trenwick America Corporation, of our report dated February 27, 2002 relating to the consolidated financial statements of Trenwick America Corporation, which appears in the 2001 Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2002 relating to the financial statement schedules, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 20, 2002